Exhibit 5.1

April 11, 2016

Rexford Industrial Realty, Inc.

11620 Wilshire Boulevard, Suite 1000

Los Angeles, CA 90025

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Rexford Industrial Realty, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the offering and sale from time to time of the following securities having an indeterminate aggregate initial offering price (collectively, the “Securities”): (a) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (c) depositary shares representing interests in shares of Preferred Stock (the “Depositary Shares”); (d) warrants to purchase shares of Common Stock, shares of Preferred Stock or Depositary Shares (“Warrants”); (e) rights to purchase shares of Common Stock or other Securities (“Rights”); and (f) units consisting of two or more other Securities, in any combination (“Units”), covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the Prospectus included therein, substantially in the form in which they were transmitted to the Commission for filing under the Securities Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

Rexford Industrial Realty, Inc.

April 11, 2016

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and each such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Rexford Industrial Realty, Inc.

April 11, 2016

5. The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and, in the case of any Securities that are shares of Preferred Stock (the “Preferred Securities”), including any Preferred Securities that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and any Preferred Securities represented by Depositary Shares, Articles Supplementary designating the class or series of Preferred Stock to be issued by the Company, and setting forth the authorized number of shares and the terms thereof, will be filed with and accepted for record by the SDAT (such approval and, if applicable, filing and acceptance for record, referred to herein as the “Corporate Proceedings”).

6. Upon the issuance of any Securities that are shares of Common Stock (“Common Securities”), including any Common Securities that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

7. Upon the issuance of any Preferred Securities, including any Preferred Securities that may be issued upon exercise of any other Securities convertible into or exercisable for Preferred Securities and any Preferred Securities represented by Depositary Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of shares of the applicable class or series of shares of Preferred Stock issued and outstanding, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

8. None of the Securities will be issued, sold or transferred in violation of any restriction or limitation contained in Article VI of the Charter or any comparable provision of any Articles Supplementary designating any class or series of Preferred Stock.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to any Common Securities, the issuance of such Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, such Common Securities will be validly issued, fully paid and nonassessable.

Rexford Industrial Realty, Inc.

April 11, 2016

3. Upon the completion of all Corporate Proceedings relating to any Preferred Securities, the issuance of such Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, such Preferred Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of such Depositary Shares will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the issuance of such Warrants will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to Securities that are Rights, the issuance of such Rights will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of such Units will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Rexford Industrial Realty, Inc.

April 11, 2016

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP